UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2009
The Men’s Wearhouse, Inc.
(Exact name of registrant as specified in its charter)

Texas	1-16097	74-1790172
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6380 Rogerdale Road	77072
Houston, Texas	(Zip Code)
(Address of principal executive offices)
281-776-7000
(Registrant’s telephone
number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The Men’s Wearhouse, Inc. (the “Company”) has adopted a form deferred stock unit award agreement and restricted stock award agreement (collectively, the “Award Agreements”) to be entered into between the Company and its non-employee directors upon the issuance of possible future grants to the Company’s non-employee directors under the Company’s 2004 Long-Term Incentive Plan (as amended and restated effective as of April 1, 2008). Copies of each of the Award Agreements are included herewith as Exhibit 10.1 and are incorporated herein by reference.
Item 8.01 Other Events.
     On January 28, 2009, The Men’s Wearhouse, Inc. (the “Company”) issued a press release announcing that its Board of Directors declared a quarterly cash dividend of $0.07 per share on the Company’s common stock, payable on March 27, 2009 to shareholders of record at the close of business on March 17, 2009.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Number	Description

10.1	Forms of Deferred Stock Unit Award Agreement (non-employee director) and Restricted Stock Award Agreement (non-employee director) under The Men’s Wearhouse, Inc. 2004 Long-Term Incentive Plan (as amended and restated effective as of April 1, 2008).

99.1	Press Release of the Company dated January 28, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 28, 2009

THE MEN’S WEARHOUSE, INC.

By:	/s/ Neill P. Davis Neill P. Davis
Executive Vice President, Chief Financial Officer,
Treasurer and Principal Financial Officer

Index to Exhibits

Exhibit No.	Description

10.1	Forms of Deferred Stock Unit Award Agreement (non-employee director) and Restricted Stock Award Agreement (non-employee director) under The Men’s Wearhouse, Inc. 2004 Long-Term Incentive Plan (as amended and restated effective as of April 1, 2008).

99.1	Press Release of the Company dated January 28, 2009.